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                                                                  EXHIBIT 23(c)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 1996, with respect to the consolidated financial statements of LNH REIT, Inc. included in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of EastGroup Properties for the registration of 2,353,571 shares of its shares of beneficial interest.

                                          /S/  ERNST & YOUNG LLP

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                                          Ernst & Young LLP

Jackson, Mississippi
March 15, 1996